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                                                                    Exhibit 99.9

                               BROWN & WOOD LLP

                            ONE WORLD TRADE CENTER
                             NEW YORK, N.Y. 10048
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
  555 CALIFORNIA STREET                                           815 CONNECTICUT AVENUE. N.W.
SAN FRANCISCO. CA. 94104                                           WASHINGTON. D.C. 20006
  TELEPHONE: 415-398-3909      TELEPHONE 212-839-5300             TELEPHONE 202-223-0220
 FACSIMILE: 415-397-4621      FACSIMILE: 212-839-5599             FACSIMILE. 202-223-0485

10900 WILSHIRE BOULEVARD                                              BLACKWELL HOUSE
 LOS ANGELES. CA. 90024                                                GUILDHALL YARD
TELEPHONE 213 208-4343                                                LONDON EC2V 5AB
FACSIMILE 213-208-5740                                             TELEPHONE: 071-606-1888
                                                                    FACSIMILE: 071-796-1807
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                                            March 28, 1991


CMA Treasury Fund
Box 9011
Princeton, New Jersey  08543-9011

Dear Sirs:

     This opinion is furnished in connection with the registration by CMA Treasury Fund, a Massachusetts business trust (the "Fund"), of an indefinite number of shares of beneficial interest, par value $0.10 per share (the "Shares"), under the Securities Act of 1933 pursuant to a registration statement on Form N-1A (File No. 33-37439), as amended (the "Registration Statement").

     As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Fund, the


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By-Laws of the Fund and such other documents as we have deemed relevant to the matters referred to in this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid an non-assessable shares of beneficial interest of the Fund.

     In rendering this opinion, we have relied as to matters of Massachusetts law upon an opinion of Gaston & Snow, dated March 28, 1991, rendered to the Fund.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.



                                         Very truly yours,

                                         /s/ Brown & Wood LLP


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